(LETTERHEAD OF CARTER, LEDYARD & MILBURN)


                                                                  Exhibit 8




                                             April 21, 1995



          Jersey Central Power & Light Company
          300 Madison Avenue
          Morristown, New Jersey  07962-1911

          JCP&L Capital, L.P.
          Mellon Bank Center
          Second Floor, 919 N. Market Street
          Wilmington, Delaware  19801

               Re:  Jersey Central Power & Light Company and
                    JCP&L Capital, L.P.
                    Registration Statement on Form S-3

          Gentlemen:

                    We have acted as special tax counsel to Jersey Central Power & Light Company, a New Jersey corporation (the "Company"), and JCP&L Capital, L.P., a Delaware limited partnership ("JCP&L Capital"), in connection with the proposed issuance and sale of up to a maximum of $125,000,000 aggregate initial offering price of limited partner interests of JCP&L Capital (the "Preferred Securities") the proceeds of which together with the capital contribution of JCP&L Preferred Capital, Inc., the general partner of JCP&L Capital, will be used to purchase Subordinated Debentures of the Company pursuant to a prospectus (the "Prospectus") which constitutes a part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which was initially filed on March 2, 1995, with the Securities and Exchange Commission (the "Registration Statement").

                    We have examined originals or copies, certified or otherwise identified to our satisfaction, of those agreements, certificates and other statements of corporate officers and other representatives of the Company and of JCP&L Preferred Capital, Inc., the general partner of JCP&L Capital, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
          Jersey Central Power & Light Company
          April 21, 1995





                    Based on and subject to the foregoing, we are of the opinion that the section entitled "United States Taxation" in the Prospectus contains an accurate general description, under currently applicable law, of the material United States federal income tax considerations that apply to holders of the Preferred Securities.

                    We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the caption "United States Taxation" in the Prospectus. In giving this consent we do not hereby agree that we come within the category of persons whose consent is required by the
          Securities  Act   or  the   rules  and  regulations   promulgated
          thereunder.

                                        Very truly yours,




                                        CARTER, LEDYARD & MILBURN